EXHIBIT 99.1
News
Release
Contact: Robert Copple
>For Immediate Release...
CINEMARK USA, INC. REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2005
     Plano, TX, March 13, 2006 – Cinemark USA, Inc., one of the leaders in the motion picture exhibition industry, today reported results for the fourth quarter and year ended December 31, 2005.
     Cinemark USA, Inc.’s revenues for the fourth quarter ended December 31, 2005 increased 6.9% to $273.6 million from $256.0 million for the fourth quarter ended December 31, 2004. The increase was primarily related to a 6.4% increase in average ticket prices. Operating income for the fourth quarter ended December 31, 2005 was $30.0 million compared with operating income of $34.0 million for the fourth quarter ended December 31, 2004. Earnings before interest, taxes, depreciation, amortization, the Recapitalization Charges and other non-cash expenditures (“Adjusted EBITDA”) for the fourth quarter ended December 31, 2005 increased 5.6% to $58.1 million from $55.0 million for the fourth quarter ended December 31, 2004. The Company’s Adjusted EBITDA margin was 21.2% for the fourth quarter ended December 31, 2005. Net income for the fourth quarter ended December 31, 2005 was $11.2 million compared to net income of $12.8 million for the fourth quarter ended December 31, 2004.
     For the year ended December 31, 2005, revenues decreased 0.4% to $1,020.6 million from $1,024.2 million for the year ended December 31, 2004. The decrease was primarily related to a 7.6% decrease in attendance partially offset by a 7.3% increase in average ticket prices. The Company’s operating income for the year ended December 31, 2005 was $119.0 million compared with operating income of $153.9 million for the year ended December 31, 2004, excluding the Recapitalization Charges. Adjusted EBITDA for the year ended December 31, 2005 decreased to $210.6 million from $230.0 million for the year ended December 31, 2004. The Company’s Adjusted EBITDA margin was 20.6% for the year ended December 31, 2005. Net income for the year ended December 31, 2005 was $48.4 million compared to net income of $63.8 million for the year ended December 31, 2004, excluding the Recapitalization Charges net of taxes.
     Cinemark USA, Inc. continues to be a leader in the development of stadium seating multiplex theatres. During the year ended December 31, 2005, the Company opened 18 new theatres with a total of 172 screens. On December 31, 2005, the Company’s aggregate screen count was 3,329, with screens in the United States, Canada, Mexico, Argentina, Brazil, Chile, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama and Colombia. As of December 31, 2005, the Company had signed commitments to open 16 new theatres with 204 screens during 2006. The Company also had signed commitments to open six new theatres with 60 screens subsequent to 2006.
     The Company intends that this press release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries’ long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.
     The Company, headquartered in Plano, TX, has a website at www.cinemark.com where customers can view showtimes and purchase tickets.

Cinemark USA, Inc.
Financial and Operating Summary
(unaudited, in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
Statement of Income data (1):

Theatre revenues	$273,589	$255,952	$1,020,597	$1,024,242

Film rentals and advertising	94,216	87,288	347,727	348,816
Concession supplies	14,356	13,359	52,507	53,761
Facility lease expense	35,567	32,430	136,593	126,643
Other theatre operating expenses	59,133	54,234	225,262	216,050
General and administrative expenses	12,850	14,416	50,722	51,550
Stock option compensation and change of control expenses related to the Recapitalization	—	—	—	31,995
Depreciation, amortization and impairment of long-lived assets	26,703	18,012	86,133	68,718
Loss on sale of assets and other	717	2,215	2,625	4,851

Total costs and expenses	243,542	221,954	901,569	902,384

Operating Income	30,047	33,998	119,028	121,858

Interest expense (2)	12,498	11,004	47,108	45,403
Other (income) expense	(1,819)	(65)	(4,627)	8,455

Income from continuing operations before income taxes	19,368	23,059	76,547	68,000
Income taxes	8,166	13,204	28,182	27,030

Income from continuing operations	11,202	9,855	48,365	40,970

Income from discontinued operations, net of taxes	—	2,917	—	3,584

Net income	$11,202	$12,772	$48,365	$44,554

Other Financial Data (1):
Adjusted EBITDA (3)	$58,110	$55,023	$210,600	$229,965
Adjusted EBITDA margin (4)	21.2%	21.5%	20.6%	22.5%

Other Operating Data (1):
Domestic Attendance (patrons)	27,316	28,156	105,573	113,646
International Attendance (patrons)	14,834	13,936	60,104	65,695

Worldwide Attendance (patrons)	42,150	42,092	165,677	179,341

	As of
	December 31,
	2005	2004
Balance Sheet Data:
Cash and cash equivalents	$182,180	$100,228
Theatre properties and equipment, net	790,566	785,595
Total assets	1,097,740	1,001,565
Long-term debt, including current portion	620,277	626,943
Shareholder’s equity	251,172	168,835

Reconciliation of Adjusted EBITDA (unaudited)
(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
Net income	$11,202	$12,772	$48,365	$44,554
Income taxes	8,166	13,204	28,182	27,030
Interest expense (2)	12,498	11,004	47,108	45,403
Other (income) expense	(1,819)	(65)	(4,627)	8,456
Income from discontinued operations, net of taxes	—	(2,917)	—	(3,584)

Operating income	30,047	33,998	119,028	121,859
Add: Depreciation, amortization and impairment of long-lived assets	26,703	18,012	86,133	68,718
Add: Loss on sale of assets and other	717	2,215	2,625	4,851
Add: Amortized compensation — stock options (5)	—	—	—	145
Add: Deferred lease expenses (6)	643	798	2,814	2,397
Add: Stock option compensation and change of control expenses related to the Recapitalization	—	—	—	31,995

Adjusted EBITDA (3)	$58,110	$55,023	$210,600	$229,965

(1)	Statement of income data, other financial data and other operating data exclude the results of the Company’s two United Kingdom theatres and eleven Interstate theatres for all periods presented, as these theatres were sold during 2004. The results of operations for these theatres are presented as discontinued operations.

(2)	Includes amortization of debt issue costs and excludes capitalized interest.

(3)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other (income) expense, income from discontinued operations, depreciation, amortization and impairment of long-lived assets, loss on sale of assets and other, accrued and unpaid compensation expense relating to any stock option plans, changes in deferred lease expense, and stock option compensation and change of control expenses related to the Recapitalization. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The calculation of Adjusted EBITDA is consistent with the definition of EBITDA in our senior subordinated notes indentures. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(4)	Adjusted EBITDA margin is calculated using Adjusted EBITDA divided by revenues.

(5)	Non-cash expense included in general and administrative expenses.

(6)	Non-cash expense included in facility lease expense.

For more information contact:
Robert Copple, Chief Financial Officer
(972) 665-1000